                                                                      EXHIBIT 11



                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                          Three months ended    Six months ended
                                             June 30, 1995       June 30, 1995
                                          ------------------    ----------------

 1.  Net income                             $   9,029,504         $18,032,456

 2.  Weighted average common
     shares outstanding                        18,403,313          18,406,512
                                            -------------         -----------
 3.  Earnings per
     common share                           $        0.49         $      0.98
                                            =============         ===========
 4.  Weighted average common
     shares outstanding                        18,403,313          18,406,512

 5.  Common stock equivalents
     due to dilutive
     effect of stock options                    1,026,528           1,015,761
                                            -------------         -----------
 6.  Total weighted average
     common shares and
     equivalents outstanding                   19,429,841          19,422,272
                                            =============         ===========

 7.  Primary earnings per share                     $0.46               $0.93
                                            =============         ===========

 8.  Total weighted average
     common shares and
     equivalents outstanding
     (Line 6)                                  19,429,841          19,422,272

 9.  Additional dilutive shares
     using end of period market
     value versus average market
     value for the computation of
     stock options under the
     treasury stock method                          1,572              24,863
                                            -------------         -----------
10.  Total shares for fully
     diluted earnings per share                19,431,413          19,447,135
                                            =============         ===========

11.  Fully diluted earnings
     per share                               $       0.46          $     0.93
                                            =============         ===========


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